Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
FIRST QUARTER 2020
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
FIRST QUARTER 2020
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 15, 2020. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's retail branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. PNC also has strategic international offices in four countries outside the U.S.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2020	2019	2019	2019	2019
Interest Income
Loans	$2,480	$2,573	$2,678	$2,672	$2,602
Investment securities	582	560	617	629	620
Other	138	201	208	196	206
Total interest income	3,200	3,334	3,503	3,497	3,428
Interest Expense
Deposits	375	468	531	515	472
Borrowed funds	314	378	468	484	481
Total interest expense	689	846	999	999	953
Net interest income	2,511	2,488	2,504	2,498	2,475
Noninterest Income
Asset management	382	504	464	445	437
Consumer services	377	390	402	392	371
Corporate services	526	499	469	484	462
Residential mortgage	210	87	134	82	65
Service charges on deposits	168	185	178	171	168
Other (a)	343	456	342	367	308
Total noninterest income	2,006	2,121	1,989	1,941	1,811
Total revenue	4,517	4,609	4,493	4,439	4,286
Provision For Credit Losses	914	221	183	180	189
Noninterest Expense
Personnel	1,369	1,468	1,400	1,365	1,414
Occupancy	207	201	206	212	215
Equipment	287	348	291	298	273
Marketing	58	77	76	83	65
Other	622	668	650	653	611
Total noninterest expense	2,543	2,762	2,623	2,611	2,578
Income before income taxes and noncontrolling interests	1,060	1,626	1,687	1,648	1,519
Income taxes	145	245	295	274	248
Net income	915	1,381	1,392	1,374	1,271
Less: Net income attributable to noncontrolling interests	7	14	13	12	10
Preferred stock dividends (b)	63	55	63	55	63
Preferred stock discount accretion and redemptions	1	1	1	1	1
Net income attributable to common shareholders	$844	$1,311	$1,315	$1,306	$1,197
Earnings Per Common Share
Basic	$1.96	$2.98	$2.95	$2.89	$2.62
Diluted	$1.95	$2.97	$2.94	$2.88	$2.61
Average Common Shares Outstanding
Basic	429	437	444	451	455
Diluted	430	438	445	452	456
Efficiency	56%	60%	58%	59%	60%
Noninterest income to total revenue	44%	46%	44%	44%	42%
Effective tax rate (c)	13.7%	15.1%	17.5%	16.6%	16.3%

(a)
Includes net gains on sales of securities of $182 million, $12 million, $3 million, $20 million, and $13 million for the quarters ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions, except par value	2020	2019	2019	2019	2019
Assets
Cash and due from banks	$7,493	$5,061	$5,671	$5,416	$5,062
Interest-earning deposits with banks (a)	19,986	23,413	19,036	18,362	15,261
Loans held for sale (b)	1,693	1,083	1,872	1,144	686
Investment securities – available for sale	89,077	69,163	69,057	69,355	65,051
Investment securities – held to maturity (c)	1,469	17,661	18,826	18,948	18,818
Loans (b)	264,643	239,843	237,377	237,215	232,293
Allowance for credit losses - loans and leases (d)	(3,944)
Allowance for loan and lease losses		(2,742)	(2,738)	(2,721)	(2,692)
Net loans	260,699	237,101	234,639	234,494	229,601
Equity investments (e)	13,205	13,734	13,325	13,001	12,567
Mortgage servicing rights	1,082	1,644	1,483	1,627	1,812
Goodwill	9,233	9,233	9,233	9,221	9,218
Other (b) (c)	41,556	32,202	35,774	34,193	34,761
Total assets	$445,493	$410,295	$408,916	$405,761	$392,837
Liabilities
Deposits
Noninterest-bearing	$81,614	$72,779	$74,077	$69,867	$71,606
Interest-bearing	223,590	215,761	211,506	203,393	199,615
Total deposits	305,204	288,540	285,583	273,260	271,221
Borrowed funds
Federal Home Loan Bank borrowings	23,491	16,341	21,901	29,376	20,501
Bank notes and senior debt	31,438	29,010	27,148	27,694	25,598
Subordinated debt	6,475	6,134	5,473	5,406	5,977
Other (b)	11,995	8,778	6,832	6,549	7,784
Total borrowed funds	73,399	60,263	61,354	69,025	59,860
Allowance for credit losses - off-balance sheet credit exposures (d)	450
Allowance for unfunded loan commitments and letters of credit		318	304	291	279
Accrued expenses and other liabilities	17,150	11,831	12,220	13,804	12,902
Total liabilities	396,203	360,952	359,461	356,380	344,262
Equity
Preferred stock (f)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,712	2,712	2,711	2,711	2,711
Capital surplus	16,288	16,369	16,297	16,248	16,173
Retained earnings	41,885	42,215	41,413	40,616	39,742
Accumulated other comprehensive income	2,518	799	837	631	(5)
Common stock held in treasury at cost:118, 109, 103, 95 and 90 shares	(14,140)	(12,781)	(11,838)	(10,866)	(10,085)
Total shareholders’ equity	49,263	49,314	49,420	49,340	48,536
Noncontrolling interests	27	29	35	41	39
Total equity	49,290	49,343	49,455	49,381	48,575
Total liabilities and equity	$445,493	$410,295	$408,916	$405,761	$392,837

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $19.6 billion, $23.2 billion, $18.8 billion, $18.1 billion and $15.0 billion as of March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2019 Form 10-K included, and our first quarter 2020 Form 10-Q will include, additional information regarding these items.

(c)
Amount as of March 31, 2020 is net of the related Allowances for Credit Losses recorded in accordance with the adoption of Accounting Standards Update 2016-13, Financial Instruments - Credit Losses. Our 2019 Form 10-K included, and our first quarter 2020 Form 10-Q will include, additional information related to our adoption of this standard, which is commonly referred to as the Current Expected Credit Losses (CECL) standard.

(d)
Reflects the impact of adopting the CECL standard and our transition from an incurred loss model for these reserves to an expected credit loss methodology. Our 2019 Form 10-K included, and our first quarter 2020 Form 10-Q will include, additional information related to our adoption of this standard.

(e)	Amounts include our equity investment in BlackRock.

(f)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions	2020	2019	2019	2019	2019
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$49,636	$33,937	$32,926	$30,169	$29,002
Non-agency	1,617	1,582	1,716	1,801	1,890
Commercial mortgage-backed	6,734	6,054	5,728	5,545	5,368
Asset-backed	5,003	5,059	5,208	5,395	5,136
U.S. Treasury and government agencies	15,938	15,966	17,573	18,815	18,240
Other	4,024	2,849	3,053	3,237	3,671
Total securities available for sale	82,952	65,447	66,204	64,962	63,307
Securities held to maturity
Residential mortgage-backed	—	14,943	15,768	15,350	15,627
Commercial mortgage-backed	—	498	544	570	600
Asset-backed	51	54	79	172	177
U.S. Treasury and government agencies	779	774	769	765	760
Other	640	1,794	1,802	1,822	1,847
Total securities held to maturity	1,470	18,063	18,962	18,679	19,011
Total investment securities	84,422	83,510	85,166	83,641	82,318
Loans
Commercial	128,723	124,876	125,356	124,441	119,345
Commercial real estate	28,275	28,670	28,855	28,423	28,147
Equipment lease financing	7,066	7,199	7,272	7,283	7,263
Consumer	57,680	56,765	55,702	55,202	54,996
Residential real estate	21,828	21,341	20,497	19,496	18,794
Total loans	243,572	238,851	237,682	234,845	228,545
Interest-earning deposits with banks (b)	17,569	23,316	15,632	13,469	15,017
Other interest-earning assets	9,468	11,371	14,094	13,145	11,068
Total interest-earning assets	355,031	357,048	352,574	345,100	336,948
Noninterest-earning assets	57,405	54,371	54,135	51,862	48,950
Total assets	$412,436	$411,419	$406,709	$396,962	$385,898
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$53,287	$56,209	$56,271	$54,814	$54,702
Demand	70,931	69,496	65,444	64,431	63,480
Savings	69,977	66,827	64,054	61,949	58,821
Time deposits	21,141	21,600	21,173	20,040	18,813
Total interest-bearing deposits	215,336	214,132	206,942	201,234	195,816
Borrowed funds
Federal Home Loan Bank borrowings	13,440	18,944	25,883	22,681	21,491
Bank notes and senior debt	29,988	27,403	27,409	26,865	25,418
Subordinated debt	5,934	5,760	5,189	5,526	5,883
Other	7,826	7,926	5,452	7,263	6,991
Total borrowed funds	57,188	60,033	63,933	62,335	59,783
Total interest-bearing liabilities	272,524	274,165	270,875	263,569	255,599
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	74,396	73,626	72,149	71,648	71,402
Accrued expenses and other liabilities	16,437	14,541	14,529	13,122	11,242
Equity	49,079	49,087	49,156	48,623	47,655
Total liabilities and equity	$412,436	$411,419	$406,709	$396,962	$385,898

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $17.3 billion, $23.0 billion, $15.3 billion, $13.2 billion and $14.7 billion for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
	2020	2019	2019	2019	2019
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.63%	2.48%	2.70%	2.93%	2.94%
Non-agency	7.87%	8.09%	8.89%	7.99%	7.31%
Commercial mortgage-backed	2.95%	2.30%	2.97%	3.06%	3.13%
Asset-backed	3.05%	3.26%	3.31%	3.34%	3.35%
U.S. Treasury and government agencies	2.29%	2.31%	2.44%	2.48%	2.49%
Other	3.69%	3.36%	3.41%	3.33%	3.34%
Total securities available for sale	2.77%	2.65%	2.90%	3.01%	3.01%
Securities held to maturity
Residential mortgage-backed	—	2.63%	2.78%	2.93%	3.01%
Commercial mortgage-backed	—	4.44%	3.68%	3.57%	3.53%
Asset-backed	2.77%	3.02%	5.48%	3.92%	3.83%
U.S. Treasury and government agencies	2.84%	2.86%	2.86%	2.84%	2.81%
Other	4.48%	4.47%	4.40%	4.44%	4.40%
Total securities held to maturity	3.56%	2.87%	2.98%	3.10%	3.16%
Total investment securities	2.78%	2.70%	2.91%	3.03%	3.05%
Loans
Commercial	3.62%	3.88%	4.06%	4.22%	4.33%
Commercial real estate	3.64%	3.89%	4.40%	4.43%	4.37%
Equipment lease financing	3.93%	3.87%	3.82%	4.06%	3.93%
Consumer	5.38%	5.45%	5.61%	5.56%	5.54%
Residential real estate	3.96%	4.10%	4.21%	4.27%	4.29%
Total loans	4.08%	4.27%	4.47%	4.56%	4.61%
Interest-earning deposits with banks	1.27%	1.66%	2.17%	2.38%	2.43%
Other interest-earning assets	3.51%	3.65%	3.49%	3.55%	4.14%
Total yield on interest-earning assets	3.62%	3.71%	3.95%	4.06%	4.11%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.72%	.93%	1.14%	1.17%	1.15%
Demand	.41%	.51%	.58%	.55%	.52%
Savings	.79%	.97%	1.14%	1.19%	1.13%
Time deposits	1.34%	1.52%	1.66%	1.67%	1.55%
Total interest-bearing deposits	.70%	.87%	1.02%	1.03%	.98%
Borrowed funds
Federal Home Loan Bank borrowings	1.69%	2.11%	2.48%	2.69%	2.77%
Bank notes and senior debt	2.41%	2.77%	3.21%	3.36%	3.50%
Subordinated debt	2.73%	3.06%	3.53%	4.17%	4.50%
Other	1.69%	1.89%	2.43%	2.44%	2.44%
Total borrowed funds	2.18%	2.47%	2.87%	3.08%	3.21%
Total rate on interest-bearing liabilities	1.00%	1.21%	1.45%	1.51%	1.50%
Interest rate spread	2.62%	2.50%	2.50%	2.55%	2.61%
Benefit from use of noninterest bearing sources (b)	.22	.28	.34	.36	.37
Net interest margin	2.84%	2.78%	2.84%	2.91%	2.98%

(a)
Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019 were $22 million, $23 million, $25 million, $27 million and $27 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions, except per share data	2020	2019	2019	2019	2019
Basic
Net income	$915	$1,381	$1,392	$1,374	$1,271
Less:
Net income attributable to noncontrolling interests	7	14	13	12	10
Preferred stock dividends (a)	63	55	63	55	63
Preferred stock discount accretion and redemptions	1	1	1	1	1
Net income attributable to common shareholders	844	1,311	1,315	1,306	1,197
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	4	6	6	4	5
Net income attributable to basic common shares	$840	$1,305	$1,309	$1,302	$1,192
Basic weighted-average common shares outstanding	429	437	444	451	455
Basic earnings per common share	$1.96	$2.98	$2.95	$2.89	$2.62
Diluted
Net income attributable to basic common shares	$840	$1,305	$1,309	$1,302	$1,192
Less: Impact of BlackRock earnings per share dilution	1	3	2	2	3
Net income attributable to diluted common shares	$839	$1,302	$1,307	$1,300	$1,189
Basic weighted-average common shares outstanding	429	437	444	451	455
Dilutive potential common shares	1	1	1	1	1
Diluted weighted-average common shares outstanding	430	438	445	452	456
Diluted earnings per common share	$1.95	$2.97	$2.94	$2.88	$2.61

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	March 31	December 31	September 30	June 30	March 31
In millions	2020	2019	2019	2019	2019
Commercial lending
Commercial
Manufacturing	$27,225	$21,540	$21,846	$22,191	$22,575
Retail/wholesale trade	24,408	21,565	21,761	22,280	21,655
Service providers	19,411	16,112	16,189	15,387	15,266
Real estate related (a)	14,843	12,346	12,294	12,264	12,287
Financial services	13,473	11,318	10,437	11,916	10,475
Health care	9,238	8,035	8,137	8,594	8,731
Transportation and warehousing	8,160	7,474	7,216	6,588	6,744
Other industries	32,373	26,947	26,134	26,404	25,260
Total commercial	149,131	125,337	124,014	125,624	122,993
Commercial real estate	28,544	28,110	28,884	28,570	28,101
Equipment lease financing	7,061	7,155	7,290	7,409	7,348
Total commercial lending	184,736	160,602	160,188	161,603	158,442
Consumer lending
Home equity	25,081	25,085	24,971	25,132	25,500
Residential real estate	22,250	21,821	21,082	20,092	19,107
Automobile	17,194	16,754	16,004	15,612	14,707
Credit card	7,132	7,308	6,815	6,511	6,267
Education	3,247	3,336	3,461	3,555	3,707
Other consumer	5,003	4,937	4,856	4,710	4,563
Total consumer lending	79,907	79,241	77,189	75,612	73,851
Total loans	$264,643	$239,843	$237,377	$237,215	$232,293

(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Credit Losses and Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Credit Losses and Allowance for Loan and Lease Losses

	ACL	ALLL
	March 31	December 31	September 30	June 30	March 31
Three months ended - dollars in millions	2020	2019	2019	2019	2019
Allowance for Credit Losses (ACL) and Allowance for Loan and Lease Losses (ALLL)
Beginning balance	$2,742	$2,738	$2,721	$2,692	$2,629
Adoption of ASU 2016-03 (a)	463
Gross charge-offs:
Commercial	(78)	(67)	(41)	(50)	(25)
Commercial real estate		(2)	(11)	(2)	(3)
Equipment lease financing	(5)	(9)	(2)	(1)	(3)
Home equity	(11)	(16)	(11)	(18)	(23)
Residential real estate	(2)	(4)	(1)	(2)	(2)
Automobile	(84)	(78)	(71)	(54)	(58)
Credit card	(78)	(70)	(61)	(65)	(67)
Education	(6)	(6)	(7)	(7)	(6)
Other consumer	(40)	(39)	(36)	(28)	(28)
Total gross charge-offs	(304)	(291)	(241)	(227)	(215)
Recoveries:
Commercial	18	14	14	17	14
Commercial real estate	4	3	3	2	3
Equipment lease financing	2	2	2	2	2
Home equity	14	18	20	18	18
Residential real estate	4	3	4	4	3
Automobile	35	29	30	29	26
Credit card	8	6	7	7	7
Education	2	2	2	2	2
Other consumer	5	5	4	4	4
Total recoveries	92	82	86	85	79
Net (charge-offs) / recoveries:
Commercial	(60)	(53)	(27)	(33)	(11)
Commercial real estate	4	1	(8)
Equipment lease financing	(3)	(7)		1	(1)
Home equity	3	2	9		(5)
Residential real estate	2	(1)	3	2	1
Automobile	(49)	(49)	(41)	(25)	(32)
Credit card	(70)	(64)	(54)	(58)	(60)
Education	(4)	(4)	(5)	(5)	(4)
Other consumer	(35)	(34)	(32)	(24)	(24)
Total net (charge-offs)	(212)	(209)	(155)	(142)	(136)
Provision for credit losses (b)	952	221	183	180	189
Net (increase) / decrease in allowance for unfunded loan commitments and letters of credit		(14)	(13)	(12)	6
Other	(1)	6	2	3	4
Ending balance	$3,944	$2,742	$2,738	$2,721	$2,692
Allowance for credit losses - Off-balance sheet credit exposures
Beginning balance	$318
Adoption of ASU 2016-03 (a)	179
Provision for (recapture of) credit losses (b)	(47)
Ending balance	$450
Allowance for credit losses - Loans, leases and off-balance sheet credit exposures	4,394
Supplemental Information
Allowance for loans and leases to total loans	1.49%	1.14%	1.15%	1.15%	1.16%
Allowance for credit losses for loans, leases and off-balance sheet credit exposures to total loans	1.66%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowance for Credit Losses and Allowance for Loan and Lease Losses (Unaudited) (Continued)

	March 31	December 31	September 30	June 30	March 31
Three months ended - dollars in millions	2020	2019	2019	2019	2019
Supplemental Information (continued)
Net charge-offs - Loans and leases
Commercial lending net charge-offs	$(59)	$(59)	$(35)	$(32)	$(12)
Consumer lending net charge-offs	(153)	(150)	(120)	(110)	(124)
Total net charge-offs - loans and leases	$(212)	$(209)	$(155)	$(142)	$(136)
Net charge-offs to average loans (annualized)	.35%	.35%	.26%	.24%	.24%
Commercial lending	.14%	.15%	.09%	.08%	.03%
Consumer lending	.77%	.76%	.62%	.59%	.68%
(a) Represents the impact of adopting ASU 2016-13, Financial Instruments - Credit Losses on January 1, 2020, and our transition from an incurred loss model for our reserves to an expected credit loss methodology. Our 2019 Form 10-K included and our first quarter 2020 Form 10-Q will include additional information related to our adoption of the CECL standard.
(b) See Table 8 for details on the components of the Provision for credit losses on the Consolidated Income Statement for the three months ended March 31, 2020.

Table 8: Components of the Provision For Credit Losses Under CECL

March 31
In millions	2020
Provision for credit losses
Loans and leases	$952
Off-balance sheet credit exposures	(47)
Loans, leases and off-balance sheet credit exposures	905
Other (other assets and securities)	9
Total provision for credit losses	$914

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited)

Table 9: Nonperforming Assets by Type

	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2020	2019	2019	2019	2019
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$121	$74	$61	$42	$35
Manufacturing	79	102	109	88	88
Service providers	63	53	55	53	52
Real estate related (a)	25	24	33	19	16
Health care	14	17	17	15	19
Transportation and warehousing	23	18	13	21	8
Other industries	169	137	203	203	151
Total commercial	494	425	491	441	369
Commercial real estate	42	44	75	93	54
Equipment lease financing	30	32	10	6	7
Total commercial lending	566	501	576	540	430
Consumer lending (b)
Home equity	617	669	685	712	763
Residential real estate	292	315	325	339	339
Automobile	154	135	128	118	107
Credit card	10	11	9	8	7
Other consumer	5	4	5	7	7
Total consumer lending	1,078	1,134	1,152	1,184	1,223
Total nonperforming loans (c) (d)	1,644	1,635	1,728	1,724	1,653
OREO and foreclosed assets	111	117	119	126	132
Total nonperforming assets	$1,755	$1,752	$1,847	$1,850	$1,785
Nonperforming loans to total loans	.62%	.68%	.73%	.73%	.71%
Nonperforming assets to total loans, OREO and foreclosed assets	.66%	.73%	.78%	.78%	.77%
Nonperforming assets to total assets	.39%	.43%	.45%	.46%	.45%
Allowance for loans and leases to nonperforming loans (e)	240%	168%	158%	158%	163%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most unsecured consumer loans and lines of credit, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)
Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale and loans accounted for under the fair value option. Prior periods also excluded purchased impaired loans.

(d)
In connection with the adoption of the CECL standard, nonperforming loans as of March 31, 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K included and our first quarter 2020 Form 10-Q will include additional information related to our adoption of the CECL standard.

(e)
Ratio at March 31, 2020 reflects the transition impact on our allowance for loans and leases from the adoption of the CECL standard along with the increases in reserves during the first quarter of 2020 due to the significant economic impact of COVID-19 and loan growth.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited) (Continued)

Table 10: Change in Nonperforming Assets

	January 1, 2020	October 1, 2019	July 1, 2019	April 1, 2019	January 1, 2019
In millions	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Beginning balance	$1,752	$1,847	$1,850	$1,785	$1,808
New nonperforming assets	391	357	290	408	287
Charge-offs and valuation adjustments	(145)	(218)	(112)	(170)	(164)
Principal activity, including paydowns and payoffs	(158)	(157)	(122)	(101)	(92)
Asset sales and transfers to loans held for sale	(20)	(21)	(34)	(27)	(13)
Returned to performing status	(65)	(56)	(25)	(45)	(41)
Ending balance	$1,755	$1,752	$1,847	$1,850	$1,785

Table 11: Largest Individual Nonperforming Assets (a)

March 31, 2020 - Dollars in millions
Ranking	Outstandings	Industry
1	$41	Mining, Quarrying, and Oil and Gas Extraction
2	33	Wholesale Trade
3	29	Retail Trade
4	27	Mining, Quarrying, and Oil and Gas Extraction
5	21	Mining, Quarrying, and Oil and Gas Extraction
6	19	Manufacturing
7	15	Service Providers
8	13	Service Providers
9	12	Mining, Quarrying, and Oil and Gas Extraction
10	11	Manufacturing
Total	$221
As a percent of total nonperforming assets		13%

(a) Amounts shown are not net of related allowance for credit losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Accruing Loans Past Due (Unaudited)

Table 12: Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2020	2019	2019	2019	2019	2020	2019	2019	2019	2019
Commercial	$97	$102	$82	$105	$80.07%		.08%	.07%	.08%	.07%
Commercial real estate	6	4	3	9	43.02%		.01%	.01%	.03%	.15%
Equipment lease financing	42	49	6	7	84.59%		.68%	.08%	.09%	1.14%
Home equity	65	58	53	56	59.26%		.23%	.21%	.22%	.23%
Residential real estate
Non government insured	121	90	76	80	91.54%		.41%	.36%	.40%	.48%
Government insured	52	50	53	54	62.23%		.23%	.25%	.27%	.32%
Automobile	177	178	145	119	97	1.03%	1.06%	.91%	.76%	.66%
Credit card	59	60	56	47	45.83%		.82%	.82%	.72%	.72%
Education
Non government insured	7	7	8	7	9.22%		.21%	.23%	.20%	.24%
Government insured	45	48	48	53	54	1.39%	1.44%	1.39%	1.49%	1.46%
Other consumer	17	15	17	13	10.34%		.30%	.35%	.28%	.22%
Total	$688	$661	$547	$550	$634.26%		.28%	.23%	.23%	.27%

Table 13: Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2020	2019	2019	2019	2019	2020	2019	2019	2019	2019
Commercial	$22	$30	$49	$33	$25.01%		.02%	.04%	.03%	.02%
Commercial real estate	1	1	3	1	1.00%		.00%	.01%	.00%	.00%
Equipment lease financing	2	5	4	3	5.03%		.07%	.05%	.04%	.07%
Home equity	28	24	24	20	21.11%		.10%	.10%	.08%	.08%
Residential real estate
Non government insured	30	16	20	20	13.13%		.07%	.09%	.10%	.07%
Government insured	52	53	57	55	49.23%		.24%	.27%	.27%	.26%
Automobile	49	47	36	29	26.28%		.28%	.22%	.19%	.18%
Credit card	37	37	33	29	28.52%		.51%	.48%	.45%	.45%
Education
Non government insured	4	3	5	4	5.12%		.09%	.14%	.11%	.13%
Government insured	26	31	30	32	33.80%		.93%	.87%	.90%	.89%
Other consumer	10	11	8	9	6.20%		.22%	.16%	.19%	.13%
Total	$261	$258	$269	$235	$212.10%		.11%	.11%	.10%	.09%

Table 14: Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2020	2019	2019	2019	2019	2020	2019	2019	2019	2019
Commercial	$51	$85	$64	$59	$71.03%		.07%	.05%	.05%	.06%
Residential real estate
Non government insured	18	14	15	13	18.08%		.06%	.07%	.06%	.09%
Government insured	282	301	287	293	305	1.27%	1.38%	1.36%	1.46%	1.60%
Automobile	19	18	11	8	10.11%		.11%	.07%	.05%	.07%
Credit card	70	67	57	48	53.98%		.92%	.84%	.74%	.85%
Education
Non government insured	2	2	3	3	3.06%		.06%	.09%	.08%	.08%
Government insured	82	89	87	92	123	2.53%	2.67%	2.51%	2.59%	3.32%
Other consumer	10	9	8	8	7.20%		.18%	.16%	.17%	.15%
Total	$534	$585	$532	$524	$590.20%		.24%	.22%	.22%	.25%
(a) Excludes loans held for sale, prior periods also excluded purchased impaired loans.
(b) In connection with the adoption of the CECL standard, accruing loans past due as of March 31, 2020 include purchased credit deteriorated loans. Home equity past due amounts include purchased credit deteriorated loans totaling $11 million and $4 million for 30 to 59 and 60 to 89 days past due, respectively. Residential real estate - Non government insured past due amounts include purchased credit deteriorated loans totaling $36 million, $15 million and $6 million for 30 to 59, 60 to 89 and 90 days or more past due, respectively. Our 2019 Form 10-K included and our first quarter 2020 Form 10-Q will include additional information related to our adoption of the CECL standard.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. In 2018, Retail Banking launched its national expansion strategy designed to grow customers with digitally-led banking and an ultra-thin branch network in markets outside of our existing retail branch network. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. The Treasury Management business provides payables, recievables, deposit and account services, liquidity and investments, and online and mobile banking products and services to our clients.Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. The Asset Management group is comprised of three distinct operating units:

•
Wealth management provides products and services to individuals and their families including investment and retirement planning, customized investment management, private banking, and trust management and administration for individuals and their families.

•
Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth clients.

•
Institutional asset management provides outsourced chief investment officer, custody, private real estate, cash and fixed income client solutions, and fiduciary retirement advisory services to institutional clients including corporations, healthcare systems, insurance companies, unions, municipalities and non-profits.

BlackRock, in which we hold an equity investment, is a leading publicly-traded investment management firm providing a broad range of investment and technology services to institutional and retail clients worldwide. Using a diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, BlackRock tailors investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers technology services, including an investment and risk management technology platform, as well as advisory services and solutions to a broad base of institutional and wealth management clients. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly-traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2020, our economic interest in BlackRock was 22%.

Table 15: Period End Employees

	March 31	December 31	September 30	June 30	March 31
	2020	2019	2019	2019	2019
Full-time employees
Retail Banking	28,737	28,270	28,279	28,671	28,992
Other full-time employees	21,776	21,747	21,701	21,571	21,652
Total full-time employees	50,513	50,017	49,980	50,242	50,644
Part-time employees
Retail Banking	1,780	1,759	1,823	2,037	1,887
Other part-time employees	129	142	153	518	180
Total part-time employees	1,909	1,901	1,976	2,555	2,067
Total	52,422	51,918	51,956	52,797	52,711

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Summary of Business Segment Income and Revenue (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
In millions	2020	2019	2019	2019	2019
Income
Retail Banking	$201	$277	$347	$325	$264
Corporate & Institutional Banking	370	649	645	602	552
Asset Management Group	54	91	46	80	45
Other, including BlackRock (b)	290	364	354	367	410
Net income	$915	$1,381	$1,392	$1,374	$1,271

Revenue
Retail Banking	$2,244	$2,054	$2,137	$2,033	$1,944
Corporate & Institutional Banking	1,660	1,615	1,584	1,578	1,474
Asset Management Group	292	352	286	354	287
Other, including BlackRock (b)	321	588	486	474	581
Total revenue	$4,517	$4,609	$4,493	$4,439	$4,286

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

(b)
Includes earnings and gains or losses related to PNC's equity investment in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Table 17: Retail Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2020	2019	2019	2019	2019
Income Statement
Net interest income	$1,456	$1,402	$1,393	$1,376	$1,349
Noninterest income	788	652	744	657	595
Total revenue	2,244	2,054	2,137	2,033	1,944
Provision for credit losses	445	161	147	81	128
Noninterest expense	1,536	1,530	1,536	1,527	1,468
Pretax earnings	263	363	454	425	348
Income taxes	62	86	107	100	84
Earnings	$201	$277	$347	$325	$264
Average Balance Sheet
Loans held for sale	$779	$747	$760	$554	$441
Loans
Consumer
Home equity	$22,736	$22,590	$22,434	$22,620	$22,990
Automobile	17,096	16,427	15,761	15,222	14,608
Education	3,343	3,428	3,538	3,665	3,816
Credit cards	7,207	6,985	6,624	6,376	6,204
Other	2,533	2,418	2,309	2,179	2,068
Total consumer	52,915	51,848	50,666	50,062	49,686
Commercial and commercial real estate	10,524	10,323	10,379	10,481	10,461
Residential mortgage	17,964	17,352	16,630	15,737	15,034
Total loans	$81,403	$79,523	$77,675	$76,280	$75,181
Total assets	$97,062	$94,967	$93,222	$92,350	$91,255
Deposits
Noninterest-bearing demand	$32,225	$32,674	$32,092	$31,516	$30,389
Interest-bearing demand	42,865	41,689	41,420	42,735	42,477
Money market	22,866	23,927	24,807	25,799	26,773
Savings	62,781	59,877	57,752	56,075	53,100
Certificates of deposit	12,233	12,598	12,766	12,704	12,381
Total deposits	$172,970	$170,765	$168,837	$168,829	$165,120
Performance Ratios
Return on average assets	.84%	1.16%	1.48%	1.41%	1.17%
Noninterest income to total revenue	35%	32%	35%	32%	31%
Efficiency	68%	74%	72%	75%	76%

(a)	See note (a) on page 12.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (Continued)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2020	2019	2019	2019	2019
Supplemental Noninterest Income Information
Consumer services	$279	$293	$305	$299	$277
Brokerage	$93	$89	$92	$86	$89
Residential mortgage	$210	$87	$134	$82	$65
Service charges on deposits	$166	$183	$178	$164	$162
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$118	$120	$123	$124	$123
Serviced portfolio acquisitions	$2	$3	$3	$5	$1
MSR asset value (b)	$0.6	$1.0	$0.9	$1.0	$1.1
MSR capitalization value (in basis points) (b)	51	83	72	80	92
Servicing income: (in millions)
Servicing fees, net (c)	$44	$39	$44	$42	$53
Mortgage servicing rights valuation, net of economic hedge	$101	$9	$40	$7	$(9)
Residential mortgage loan statistics
Loan origination volume (in billions)	$3.2	$3.5	$3.4	$2.9	$1.7
Loan sale margin percentage	3.16%	2.42%	2.59%	2.24%	2.35%
Percentage of originations represented by:
Purchase volume (d)	36%	40%	44%	54%	56%
Refinance volume	64%	60%	56%	46%	44%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	59%	58%	58%	56%	57%
Digital consumer customers (f)	71%	71%	70%	69%	68%
Credit-related statistics
Nonperforming assets	$1,011	$1,046	$1,056	$1,074	$1,109
Net charge-offs - loans and leases	$166	$154	$128	$120	$132
Other statistics
ATMs	9,048	9,091	9,102	9,072	9,112
Branches (g)	2,277	2,296	2,310	2,321	2,347
Brokerage account client assets (in billions) (h)	$49	$54	$52	$52	$51

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)	Presented as of period end, except for customer-related statistics, which are quarterly averages, and net charge-offs, which are for the three months ended.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan payments, prepayments, and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2020	2019	2019	2019	2019
Income Statement
Net interest income	$966	$969	$930	$917	$898
Noninterest income	694	646	654	661	576
Total revenue	1,660	1,615	1,584	1,578	1,474
Provision for credit losses (benefit)	458	65	48	100	71
Noninterest expense	722	726	703	698	686
Pretax earnings	480	824	833	780	717
Income taxes	110	175	188	178	165
Earnings	$370	$649	$645	$602	$552
Average Balance Sheet
Loans held for sale	$395	$616	$720	$330	$347
Loans
Commercial	$117,288	$114,113	$114,701	$113,702	$108,641
Commercial real estate	26,589	26,586	26,570	26,224	25,971
Equipment lease financing	7,066	7,200	7,272	7,284	7,264
Total commercial lending	150,943	147,899	148,543	147,210	141,876
Consumer	9	11	13	16	20
Total loans	$150,952	$147,910	$148,556	$147,226	$141,896
Total assets	$172,502	$167,555	$168,193	$163,897	$157,169
Deposits
Noninterest-bearing demand	$40,651	$39,513	$38,740	$38,765	$39,551
Interest-bearing demand	21,101	20,851	20,523	18,702	17,827
Money market	28,468	30,264	29,456	26,948	25,630
Other	7,868	7,916	7,100	6,109	5,547
Total deposits	$98,088	$98,544	$95,819	$90,524	$88,555
Performance Ratios
Return on average assets	.87%	1.54%	1.52%	1.47%	1.42%
Noninterest income to total revenue	42%	40%	41%	42%	39%
Efficiency	43%	45%	44%	44%	47%
Other Information
Consolidated revenue from:
Treasury Management (b)	$491	$494	$460	$467	$445
Capital Markets (b)	$344	$291	$290	$313	$246
Commercial mortgage banking activities
Commercial mortgage loans held for sale (c)	$29	$24	$38	$20	$15
Commercial mortgage loan servicing income (d)	69	71	71	65	54
Commercial mortgage servicing rights valuation, net of economic hedge (e)	20	2	1	11	5
Total	$118	$97	$110	$96	$74
MSR asset value (f)	$477	$649	$595	$630	$681
Average Loans by C&IB business
Corporate Banking	$78,057	$75,665	$74,883	$74,366	$71,089
Real Estate	37,368	36,908	38,172	37,143	36,357
Business Credit	23,251	22,900	22,824	22,877	21,728
Commercial Banking	7,784	7,793	7,947	8,080	8,118
Other	4,492	4,644	4,730	4,760	4,604
Total average loans	$150,952	$147,910	$148,556	$147,226	$141,896
Credit-related statistics
Nonperforming assets (f)	$508	$444	$526	$497	$388
Net charge-offs - loans and leases	$50	$47	$30	$23	$5

(a)	See note (a) on page 12.

(b)	Amounts reported in net interest income and noninterest income.

(c)
Represents other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(d)
Represents net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(e)	Amounts are reported in corporate service fees.

(f)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 19: Asset Management Group (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2020	2019	2019	2019	2019
Income Statement
Net interest income	$88	$80	$70	$68	$70
Noninterest income	204	272	216	286	217
Total revenue	292	352	286	354	287
Provision for credit losses (benefit)	3	1	(1)	—	(1)
Noninterest expense	219	232	228	249	230
Pretax earnings	70	119	59	105	58
Income taxes	16	28	13	25	13
Earnings	$54	$91	$46	$80	$45
Average Balance Sheet
Loans
Consumer	$4,052	$4,145	$4,207	$4,216	$4,362
Commercial and commercial real estate	856	793	758	731	752
Residential mortgage	2,385	2,193	1,980	1,792	1,723
Total loans	$7,293	$7,131	$6,945	$6,739	$6,837
Total assets	$7,801	$7,697	$7,331	$7,150	$7,259
Deposits
Noninterest-bearing demand	$1,468	$1,407	$1,299	$1,347	$1,388
Interest-bearing demand	6,850	6,846	3,393	2,891	3,076
Money market	1,709	1,773	1,740	1,785	2,036
Savings	7,197	6,950	6,302	5,875	5,723
Other	847	898	893	797	697
Total deposits	$18,071	$17,874	$13,627	$12,695	$12,920
Performance Ratios
Return on average assets	2.81%	4.69%	2.49%	4.49%	2.51%
Noninterest income to total revenue	70%	77%	76%	81%	76%
Efficiency	75%	66%	80%	70%	80%
Other Information
Nonperforming assets (b)	$34	$39	$42	$45	$48
Net charge-offs - loans and leases	$(1)	$4	—	—	$1
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$136	$154	$163	$162	$158
Nondiscretionary client assets under administration	128	143	135	132	130
Total	$264	$297	$298	$294	$288
Discretionary client assets under management
Personal	$84	$99	$98	$99	$95
Institutional	52	55	65	63	63
Total	$136	$154	$163	$162	$158

(a)	See note (a) on page 12.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Glossary of Terms

Allowance for credit losses (ACL) - A valuation account that is deducted from or added to the amortized cost basis of the related financial assets to present the net carrying value at the amount expected to be collected on the financial asset.

Amortized cost basis - Amount at which a financial asset is originated or acquired, adjusted for applicable accretion or amortization of premiums, discounts and net deferred fees or costs, collection of cash, charge-offs, foreign exchange and fair value hedge accounting adjustments.

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus/less unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently, and those transferred from, available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital (Tailoring Rules) - Common stock plus related surplus, net of treasury stock, plus retained earnings, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 25% of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Basel III Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Current Expected Credit Loss (CECL) - Methodology for estimating the allowance for credit losses on in-scope financial assets held at amortized cost and off-balance sheet credit exposures, which uses a combination of expected losses over a reasonable and supportable forecast period, a reversion period and long run average credit losses for their estimated contractual term.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - Refers to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Basel III Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral is based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - Assuming a credit obligor enters default status, an estimate of loss, based on collateral type, collateral value, loan exposure, and other factors. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed asserts. We do not accrue interest income on assets classified as nonperforming.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Nonperforming loans - Loans accounted for at amortized cost whose credit quality has deteriorated to the extent that full collection of contractual principal and interest is not probable, including TDRs which have not returned to performing status. Interest income is not recognized on nonperforming loans. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale and loans accounted for under the fair value option.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Off-balance sheet credit exposures - Standby letters of credit, financial guarantees, commitments to extend credit and similar unfunded obligations that are not unilaterally, unconditionally, cancelable at PNC’s option.

Operating leverage - The period to period dollar or percentage change in total revenue less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Certain assets that have a government-guarantee which are classified as other receivables are excluded.

Probability of default (PD) - An estimate of the likelihood that a credit obligor will enter into default status.

Purchased credit deteriorated assets - Acquired loans or debt securities that, at acquisition, are determined to have experienced a more-than-insignificant deterioration in credit quality since origination or issuance.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Reasonable and supportable forecast period (RSFP) - In context of CECL, the period for which forecasts and projections of macroeconomic variables have been determined to be reasonable and supportable, and are used as inputs for ACL measurement.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Supplementary leverage ratio - Basel III Tier 1 capital divided by Supplementary leverage exposure.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.